Exhibit 10(e)

THIRD AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER

PROFIT SHARING PLAN

(as amended and restated effective as of December 31, 2000)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of December 31, 2000) (the “Plan”), the Plan is hereby amended in the following respects:

1. Section 4.1(a) is amended in its entirety effective January 1, 2003 to read as follows:

4.1 Compensation Reduction Contributions.

(a) Compensation Reduction.

(1) Regular 401(k) Contributions. Each Participant may enter into a compensation reduction agreement with his Employer whereby he authorizes his Employer to reduce his Deferrable Compensation or any part thereof, by such percentage or dollar amount prospectively as he shall specify. Such an agreement shall remain in effect until the Participant revokes it or changes it. The Administrator may from time to time establish rules with respect to compensation reduction contributions hereunder, including but not limited to, rules restricting the amount by which compensation may be reduced, rules restricting such contributions to Participants whose pay is paid through the Fifth Third payroll system, and rules respecting the time for filing forms. In accordance with such rules and procedures as the Administrator deems appropriate, the Employer may treat a Participant as having made a compensation reduction election unless and until a Participant affirmatively elects to revoke or revise such deemed compensation reduction election. The maximum compensation reduction for any pay period or for any payment of Deferrable Compensation _hen combined with voluntary after-tax contributions (if any) under Section 4.5 of the Plan shall be 20%.

(2) Catch-Up Contributions. Each “Catch-Up Eligible Participant,” as defined below, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. “Catch-Up Eligible Participant” means a Participant who is age 50 or older and for this purpose a Participant who is projected to attain age 50 before the end of a calendar year is deemed to be age 50 as of January 1 of such year.

Catch-up contributions (including catch-up contributions later re-characterized as regular section 401(k) contributions) shall not be eligible for matching contributions under Section 4.4.

2. Section 4.4(a) is amended effective January 1, 2003 by changing the cross-reference to “Section 4.1” each time it occurs to “Section 4.1(a)(1).”

3. Section 4.5(a) is amended effective January 1, 2003 by adding the following thereto:

The maximum voluntary after-tax contribution for any pay period or for any payment of Deferrable Compensation when combined with regular section 401(k) contributions (if any) under Section 4.1(a)(1) of the Plan shall be 20%.

4. Article 13 of the Plan is amended by adding a new Section 13.5 to read as follows:

13.5 EGTRRA Modifications.

(a) Effective Date. This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This Section amends Article 13 of the Plan.

(b) Determination of Top-Heavy Status.

(1) Key Employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(l) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(2) Determination of Present Values and Amounts. This Section 13.5(b)(2) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

(A) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

2

(B) Employees not Performing Services During Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

(c) Minimum Benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

IN WITNESS WHEREOF, the undersigned Director of Legal/Human Resources of Fifth Third Bank has caused this Amendment to be adopted as of this 9th day of January, 2003.

FIFTH THIRD BANK

BY:	/s/ Paul L. Reynolds
Paul L. Reynolds Director of Legal/Human Resources

3

FOURTH AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER

PROFIT SHARING PLAN

(as amended and restated effective as of December 31, 2000)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of December 31, 2000) (the “Plan”), the Plan is hereby amended in the following respects:

1. QNEC. In order to allow the Employer to make qualified nonelective contributions, the Plan is amended in the following respects effective December 31, 2001:

(a) Section 2.3(a)(1) is amended in its entirety to read as follows:

(1)	The amount of the Employee’s voluntary after-tax Participant contributions actually contributed under Section 4.5(a)(l) during the Plan Year, plus any amounts contributed on behalf of each such Employee under Section 4.5(a)(2), to

(b) Section 4.5(a), as amended by the Third Amendment, is amended by placing the current text in a subparagraph (1) with the heading “Participant Contributions.” and by adding a new subparagraph (2) to read as follows:

(2)	QNEC.

(A)	The Employer, in its sole discretion, may contribute, for allocation to the Section 401(k) Salary Deferral Accounts of those Participants entitled under (B) below to receive an allocation, such amount as it determines appropriate to satisfy the nondiscrimination test of section 401(m)(2) of the Code and (b) below. Any such contribution shall be allocated as of the last day of the Plan Year for which the Employer makes the contribution.

(B)

Participants who are Employees at any time during the Plan Year and who are not Highly Compensated Employees shall be qualified to receive an allocation of any contribution under (A) above for a Plan Year; provided that any such contribution shall be allocated by making the maximum permissible allocation permitted under Article 5 beginning with the Participant with the least Section 415 Compensation (as defined in Section 5.1(d)) and continuing such maximum permissible allocation to each such Participant in order of Section 415 Compensation (least

Section 415 Compensation to greatest Section 415 Compensation) until the entire contribution is allocated.

This type of contribution is nonforfeitable when made (see Section 6.1(c)) and is subject to the withdrawal and distribution limitations of Section 8.6.

2. Testing Methods During Remedial Amendment Period. In order to clarify the ADP/ACP testing methods used, the Plan is amended in the following respects:

(a) Section 4.3(c)(1) is amended in its entirety to read as follows, a new Section 4.3(c)(2) is added to read as follows and existing Section 4.3(c)(2) is re-designated as Section 4.3(c)(3):

(1)	Prior Year Testing. Effective for Plan Years beginning after December 30, 2001, the Actual Deferral Percentage for any Plan Year for Participants who are Highly Compensated Employees shall not exceed the greater of:

(A)	1.25 times the Actual Deferral Percentage for the preceding Plan Year for all the Participants who were Non-highly Compensated Employees or

(B)	the lesser of:

(i)	2 times the Actual Deferral Percentage for the preceding Plan Year for the Participants who were Non-highly Compensated Employees, provided that the Actual Deferral Percentage for the Participants who are Highly Compensated Employees shall not exceed the Actual Deferral Percentage for the preceding Plan Year for Participants who were Non-highly Compensated Employees by more than 2 percentage points; or

(ii)	such amount as the Secretary of Treasury may prescribe to prevent multiple use of this alternative limitation with respect to any Highly Compensated Employee for Plan Years beginning before January 1, 2002. In no event, however, shall the multiple use of this alternative limitation as between the Employer matching contributions under Section 4.4 and the remainder of the Plan be prohibited.

(2)	Current Year Testing. For Plan Years beginning after December 31, 1996 and before December 31, 2001, the limitations of (1)(A) and (B) above were applied by reference to the current year (rather than prior year) Actual Deferral Percentages for Participants who were Non-highly Compensated Employees.

(b) Sections 4.4(c)(1) and 4.5(b)(1) are amended by replacing their headings “Prior Year Testing” with “Current Year Testing” and by replacing the phrase “preceding Plan Year” with “current Plan Year” at each occurrence.

3. Sale of Universal Savings Bank, F.A. In order to reflect the sale of Universal Savings Bank, F.A., the Plan is amended effective October 31, 2002 by adding a new Section 3 to Appendix XIX to read as follows:

3.	Sale of Universal Savings Bank, F.A. Due to the sale of 100% of the outstanding shares of capital stock of Universal Savings Bank, F.A. (“Universal”) on October 31, 2002, Universal is no longer a subsidiary of Fifth Third Bancorp, and therefore, is no longer an Employer under the Plan. As such, after October 31, 2002, employees of Universal are no longer “Employees” under the Plan. In order to make Participants who, on and after October 31, 2002 were employees of Universal eligible to take distributions under the Plan, such Universal employees shall be considered to have incurred a termination of employment under Section 8.3 of the Plan on October 31, 2002.

4. Sale of Fifth Third Insurance Services, Inc. In order to reflect the sale of Fifth Third Insurance Services, Inc. and special provisions associated with such sale, Appendix XVIII is amended effective December 31, 2002, by adding a new Section 3 to read as follows:

3.	Sale of Fifth Third Insurance Services, Inc.

(a)	Cessation of Active Participation. Due to the sale of 100% of the outstanding shares of capital stock of Fifth Third Insurance Services, Inc. (“Insurance Sub”) on December 31, 2002, Insurance Sub is no longer a subsidiary of Fifth Third Bancorp, and therefore, is no longer an Employer under the Plan. As such, after December 31, 2002, employees of Insurance Sub are no longer “Employees” under the Plan.

(b)	Vesting. Notwithstanding any other provisions to the contrary, a Participant who was an employee of Insurance Sub on December 31, 2002 and who continued as an employee of Insurance Sub (and not of an Employer) immediately after the sale, shall have a nonforfeitable right to 100% of his Account (including each of its subaccounts).

(c)

Distributable Event. In order to make Participants who, on and after December 31, 2002, were employees of Insurance Sub eligible to take distributions under the Plan, such Insurance Sub employees shall be considered to have incurred a termination of employment under Section 8.3 of the Plan immediately after December 31, 2002.

IN WITNESS WHEREOF, the undersigned Director of Legal/Human Resources of Fifth Third Bank has caused this Amendment to be adopted as of this 6th day of March, 2003.

FIFTH THIRD BANK

BY:	/s/ Paul L. Reynolds
Paul L. Reynolds
Director of Legal/Human Resources

FIFTH AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER

PROFIT SHARING PLAN

(as amended and restated effective as of December 31, 2000)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of December 31, 2000) (the “Plan”), the Plan is hereby amended effective June 1, 2003, by adding a new Section 7.7 to read as follows:

“7.7 Separately Allocable Plan Expenses. The Administrator may direct that any expenses attributable to specific Participants’ Accounts due to investment elections, loans, withdrawals, distributions, domestic relations orders or any other reasons, be deducted directly from the Account for which the expense was incurred to the extent paid from Plan Assets.”

IN WITNESS WHEREOF, the undersigned Director of Legal/Human Resources of Fifth Third Bank has caused this Amendment to be adopted as of this 20th day of June, 2003.

FIFTH THIRD BANK

BY:	/s/ Paul L. Reynolds
Paul L. Reynolds
Director of Legal/Human Resources

SIXTH AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER PROFIT SHARING PLAN

(as amended and restated effective as of December 31, 2000)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of December 31, 2000) (the “Plan”), the Plan is hereby amended by changing paragraph 2 of Appendix XV (Enterprise Federal Savings Bank/Financial Institutions Retirement Fund) in its entirety, effective December 31, 2002, to read as follows:

2. Profit Sharing Contributions. Notwithstanding anything in the Plan to the contrary, Enterprise Federal Employees shall not be considered “Eligible Participants” under Section 4.2 of the Plan and shall not be entitled to receive an allocation of the Employer contribution under Section 4.2 of the Plan for any Plan Year beginning before December 31, 2002. For Plan Years beginning December 31, 2002 and later, this exclusion shall no longer apply.

IN WITNESS WHEREOF, the undersigned Director of Legal/Human Resources of Fifth Third Bank has caused this Amendment to be adopted as of this 10th day of November, 2003.

FIFTH THIRD BANK

By:	/s/ Paul L Reynolds
Director of Legal/Human Resources

SEVENTH AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER

PROFIT SHARING PLAN

(as amended and restated effective as of December 31, 2000)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of December 31, 2000) (the “Plan”), the Plan is hereby amended in the following respects:

1. Amendments to Compensation Definitions.

(a) Section 2.8 is amended in its entirety to read as follows effective December 31, 2003:

2.8 “Annual Compensation” means the remuneration (before reduction for withheld amounts) an Employee receives, or would have received but for compensation reduction pursuant to Section 4.1, pursuant to The Fifth Third Bank 125 Plan or pursuant to a Code section 132(f)(4) qualified transportation arrangement, from an Employer during a Plan Year, from and after becoming a Participant, in the form of base wages or salary, overtime, variable compensation, and similar compensation, but excluding payments made pursuant to product-focused incentive plans, Jeanie maintenance payments, tuition refund reimbursements, Benefit Choice Dollars and similar payments and benefits. Performance-based additional cash compensation incentives (other than variable compensation) shall be excluded from Annual Compensation unless an applicable incentive program by its terms provides that such compensation shall be taken into account under the Plan for either all Employees or all Non-Highly Compensated Employees covered by such incentive program.

Solely for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage, the Administrator, in its discretion, may use the definition of “Annual Compensation” set forth in the above paragraph, or the following definition. If the Administrator so determines, “Annual Compensation” for purposes of determining the Actual Deferral Percentage and the Actual Contribution Percentage shall mean the total wages as defined in section 3401 of the Code and all other payments of compensation by the Employer (in the course of its trade or business) for which the Employer is required to furnish the Employee a written statement under sections 604l(d), 6051(a)(3) and 6052 of the Code determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code) which is paid by the Employer to an Employee during a Plan Year including amounts that otherwise would have been included within this definition but for section 402(a)(8) of the Code (relating to a salary reduction election under section 401(k) of the Code), section 125 of the Code (relating to the cafeteria or flexible benefit plans), section 132(f)(4), section 402(h) of the Code (relating to SEPs), section 403(b) of the Code (relating to certain tax deferred annuities), section 457(b) of the Code (relating to deferred compensation plans of state and local governments and tax-exempt organizations), section 414(h)(2) of the Code (relating to certain picked-up employee contributions).

For any Plan Year, only the first $205,000 (as adjusted by the Secretary of Treasury in accordance with section 401(a)(17) of the Code) of a Participant’s Annual Compensation shall be taken into account.

(b) Section 2.12 is amended effective December 31, 2003 by changing the last clause in the first sentence to read: “plus, for the January 2, 2004 payday only, Benefit Choice Dollars allocable to periods after becoming a Participant (without regard to how the Participant elects to utilize such Benefit Choice Dollars).”

2. New Performance-Based Profit Sharing.

(a) Section 4.2 is amended effective December 31, 2003 by changing the heading to read “Profit Sharing Contributions Before 2004” and by changing subsection (a) in its entirety to read as follows:

(a) General. For each Plan Year beginning before December 31, 2003, the Board of Directors of Fifth Third Bancorp shall determine the amount to be contributed to the Plan for allocation under this Section 4.2, subject to Article 5 and this Article 4. This Section 4.2 shall no longer apply after December 30, 2003.

(b) Sections 4.9 and 4.10 are deleted effective December 30, 2003, and a new Section 4.9 is added effective January 1, 2004 to read as follows:

4.9 Performance Reward Contributions Effective 2004.

(a) General. For each Plan Year beginning after December 31, 2003, the Board of Directors of Fifth Third Bancorp shall determine the amount to be contributed to the Plan for allocation under this Section 4.9, subject to Article 5 and this Article 4.

(b) Allocation Among Employers. Each Employer shall contribute under the Plan the total contribution allocable to its Eligible Participants.

(c) Participants Entitled to Receive an Allocation of Employer Contribution. A Participant shall be an “Eligible Participant” and shall be entitled to receive an allocation of the Employer contribution to the Plan under (a) above for a Plan Year if he:

(1) is in the employment of an Employer on the last day of such Plan Year;

(2) died during such Plan Year and prior to the termination of his employment;

(3) retired on or after his reaching Normal Retirement Age during such Plan Year;

(4) retired on or after his reaching Early Retirement Age during such Plan Year;

(5) incurred a Disability and retired as a result thereof during such Plan Year; or

(6) is on leave of absence at the close of such Plan Year, if he received compensation from an Employer during such Plan Year.

(d) Allocation Formula. Subject to the limitations of Article 5, as of the last day of a Plan Year, there shall be allocated to the Performance Reward Account of each Participant qualified, under (c) above, to receive such an allocation that portion of the Employer’s contribution under (a) above for such Plan Year that bears the same ratio to the total amount of such contribution as the Annual Compensation of such Participant for such Plan Year bears to the total amount of the Annual Compensation for all such Participants for such Plan Year.

(c) Section 2.1 is amended in its entirety effective January 1, 2004 to read as follows:

2.1 “Account” means, with respect to a Participant, his allocable share of the Plan Assets. A Participant’s Account under the Plan may include one or more of the following subaccounts:

(a) After-Tax Account;

(b) Employer Matching Account;

(c) Frozen Cash Election Account;

(d) Frozen Vesting Account;

(e) Performance Reward Account;

(f) Profit Sharing Account;

(g) Rollover Account; and

(h) Section 401 (k) Salary Deferral Account.

A Participant’s Account also may include applicable subaccounts as specified under an Appendix to the Plan. A Participant’s account, if any, under a Predecessor Plan which merges into, or makes transfers to, this Plan, shall be allocated to the appropriate subaccounts as determined by the Administrator. The establishment and maintenance of separate Accounts under the Plan is for accounting purposes, and a segregation and separate investment of each Account shall not be required.

(d) Section 2.16 is amended in its entirety effective January 1, 2004 to read as follows:

2.16 “Eligible Participant” means a Participant, described in Section 4.2(c) or 4.9(c), who is qualified to receive an allocation of the Employer contribution under Section 4.2 or 4.9, as the case may be, for a Plan Year. As provided in an applicable Appendix, certain individuals may be excluded from the term “Eligible Participant.”

(e) A new Section 2.34 is added to Article 2 effective January 1, 2004 to read as follows and existing Section 2.34 and each subsequent Section in Article 2 are re numbered accordingly:

2.34 “Performance Reward Account” means the separate portion of each Participant’s Account which reflects the Employer’s contributions for Plan Years after 2003 under Section 4.9 and forfeitures allocated thereto as adjusted in accordance with Article 7.

(f) Section 2.38 (2.39 after the re-numbering referred to above) is amended in its entirety effective December 30, 2003 to read as follows:

2.39 “Profit Sharing Account” means the separate portion of each Participant’s Account which reflects the Employer’s contributions for Plan Years after 1996 and before 2004 under Section 4.2(d) and forfeitures allocated thereto as adjusted in accordance with Article 7.

(g) Section 6.1(f) is amended effective January 1, 2004 by changing the heading to “Frozen Vesting Account, Performance Reward Account and Employer Matching Account” and by changing “Frozen Vesting Account” to “Frozen Vesting Account, Performance Reward Account and Employer Matching Account” at each occurrence in Section 6.1(f)(1), (2)(B), (3), and (5).

(h) Section 6.1(f)(2)(A) is amended in its entirety effective January 1, 2004 to read as follows:

(A) Vesting Schedule.

(i) Frozen Vesting Account. Subject to (6) below, a Participant who has credit for any Service on or after the Effective Date shall have a nonforfeitable right to a percentage of his Frozen Vesting Account on the basis of the number of Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage
Less than 3	0%
3	30%
4	40%
5	60%
6	80%
7 or more	100%

If a Participant is reemployed after incurring a forfeiture, any balance remaining in his Frozen Vesting Account at the time of such reemployment shall be separately accounted for, shall be nonforfeitable, and shall not be subject to the above vesting schedule.

A Participant who does not have credit for any Service on or after the Effective Date shall have the vested percentage of his Frozen Vesting Account determined under the applicable provisions of the Old Plan.

(ii) Performance Reward Account. A Participant shall have a nonforfeitable right to a percentage of his Performance Reward Account on the basis of the number of Vesting Years with which he is credited, pursuant to the following schedule:

Vesting Years	Nonforfeitable Percentage
Less than 5	0%
5 or more	100%

(iii) Employer Matching Account. Subject to Section 6.1(e) above, a Participant shall have a nonforfeitable right to a percentage of his Employer Matching Account on the basis of the number of Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

(i) Section 13.3(a) is amended in its entirety effective January 1, 2004 to read as follows:

(a) Top-Heavy Years. Anything in Article 6 to the contrary notwithstanding, for any Plan Year for which the Plan is a Top-Heavy Plan, a Participant who has at least one Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to a percentage of his Frozen Vesting Account and Performance Reward Account determined under the following tables; provided however, no Participant’s vested percentage (as of the day before the Plan’s becoming a Top-Heavy Plan) shall be reduced:

Frozen Vesting Account Table

Vesting Years	Nonforfeitable Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

Performance Reward Account Table

Vesting Years	Nonforfeitable Percentage
Less than 3	0%
3 or more	100%

(j) Section 13.3(b)(i) is amended effective January 1, 2004 by changing “Frozen Vesting Account” to “Frozen Vesting Account and Performance Reward Account.”

(k) Section 6.1(e) is amended in its entirety to read as follows:

(e) Pre-2004 Employer Matching Account. Notwithstanding Section 6.1(f)(2) below, but subject to Section 6.1(f)(6) below, a Participant’s rights to his Employer Matching Account on or before December 31, 2003 shall be nonforfeitable at all times. Any balance in the Participant’s Employer Matching Account as of December 31, 2004 shall be separately accounted for, shall be nonforfeitable and shall not be subject to the vesting schedule in Section 6.1(f)(2)(A) below.

3. Revised Eligibility.

(a) Section 3.1 is amended in its entirety effective January 1, 2004 to read as follows:

3.1 Eligibility and Participation.

(a) For Performance Reward Contributions and Rollovers. Each Employee shall become a Participant as of the date on which he has credit for at least one Hour of Service.

(b) For 401(k) Contributions, Matching Contributions and After-Tax Contributions. Notwithstanding (a) above, an Employee with an Employment Commencement Date on or after January 1, 2004 shall be eligible to make 401(k) Contributions under Section 4.1, to receive matching contributions under Section 4.4 and to make after-tax contributions under Section 4.5 only on and after the first pay date following his completion of 30 days of Eligibility Service. If an Employee terminates employment after completing 30 days of Eligibility Service and is later re-employed as an Employee, he shall be eligible for such contributions beginning with the first pay date after such re-employment provided he still has credit for 30 days of Eligibility Service.

(b) Section 4.1(a)(1) and Section 4.4(a) are amended effective January 1, 2004 by changing “Each Participant” to “Each Participant who has met the eligibility requirements of Section 3.1(b).”

4. Revised Match. Section 4.4(a) is amended in its entirety effective January 1, 2004 to read as follows:

(a) Pay Period Match. The Employer shall make matching contributions to the Employer Matching Accounts of each Participant who has compensation reduction contributions made on his behalf under Section 4.1 for any pay period. The amount of such matching contributions shall be calculated by reference to so much of the Participant’s compensation reduction contributions under Section 4.1 for such pay period as do not exceed four percent (4%) of the Participant’s Deferrable Compensation otherwise payable for such pay period.

The Employer matching contribution shall equal one hundred percent (100%) of so much of the Participant’s compensation reduction contributions under Section 4.1 for such pay period as do not exceed four percent (4%) of the Participant’s Deferrable Compensation otherwise payable for such pay period.

In the event the rate of matching contribution (determined after corrective distribution of elective deferrals under sections 401(k) or (m) or 402(g) of the Code) is determined by the Administrator to be discriminatory in favor of one or more Highly Compensated Employees, the Administrator shall forfeit that part of such matching contribution (as adjusted in accordance with Article 7) as is necessary to make such rate nondiscriminatory (and in such a case the contributions shall be disregarded under the Plan’s provisions relative to sections 401(k)(3) and 401(m)(2) of the Code).

For Plan Years beginning after December 30, 2001, a Participant who is otherwise eligible for the pay period match as described above but who is required to stop his compensation reduction contribution by reason of having reached the adjusted $10,500 limit under Section 4.3(d) above (and section 402(g) of the Code) nevertheless may qualify for the subsequent pay period matches in the Plan Year by making voluntary after-tax contributions out of his Deferrable Compensation. When a Participant reaches such limit, the Administrator may treat his 401(k) compensation reduction election as an election to make voluntary after-tax contributions unless and until the Participant revokes or revises such deemed election. Such match shall be calculated and administered under this Section 4.4(a) by treating the Participant’s voluntary after-tax contributions made from his Deferrable Compensation after having reached such limit as if they were compensation reduction contributions under Section 4.1.

5. Forfeitures. Section 6.2 is amended in its entirety effective January 1, 2004, to read as follows:

6.2 Allocation of Forfeitures. Forfeitures occurring during a Plan Year, first, shall be applied under Section 6.1(f)(5)(B) to the restoration of forfeitures and then, to the reduction of the Employer’s contributions to the Plan.

6. Diversification of Match.

(a) Section 7.3 is amended in its entirety effective January 1, 2004 to read as follows:

7.3 Diversification Election. Each Participant may elect the manner in which his Employer Matching Account is invested from among such investment funds as the Administrator directs the Trustee to make available under Section 7.1(c). Although matching contributions will be made into the Fifth Third Stock Fund (and a Participant may not direct that matching contributions be made to any of the other investment funds available under the Plan), after contribution, the Participant may elect for such amounts to be moved from the Fifth Third Stock Fund to such other investment funds, as he directs. In all events, the Administrator shall direct the Trustee to make available at least three investment funds in addition to the Fifth Third Stock Fund (as defined below).

An investment election shall be made in such manner as the Administrator shall direct. The Administrator may prescribe rules consistent with the requirements of section 401(a)(28) of the Code including rules which limit the frequency of changes to elections, prescribe times for making elections or regulate the amount of increment a Participant may allocate to a particular fund.

7. Plan Loan Availability. Section 7.6(b)(2) is amended effective January 1, 2004 by adding the following sentence at the end thereof:

A loan made after December 31, 2003 shall be available at the request of the Participant (subject to the other requirements of this Section 7.6) and shall not be limited to the circumstances described above in this Section 7.6(b)(2).

8. Section 9.1(b)(3) is amended in its entirety effective January 1, 2004 to read as follows:

(3) with respect to a Participant whose employment terminates on or after his reaching Early Retirement Age, a partial cash withdrawal, no more frequent than once per Plan Year, of the portion of the Participant’s vested Account the Participant specifies, with the remaining portion of the Participant’s vested Account balance deferred until future payment under the terms of the Plan, or

9. Change Back to Calendar Plan Year. Section 2.36 (2.37 after the re-numbering referred to above) is amended in its entirety effective December 30, 2003 to read as follows:

2.37 “Plan Year” means:

(a) For Plan Years beginning after December 30, 1999 and before December 31, 2003, the 12-month period commencing on December 31 and ending on December 30;

(b) For the Plan Year beginning on December 31, 2003, the period commencing and ending on December 31, 2003; and

(c) For Plan Years beginning after December 31, 2003, the calendar year.

10. Testing Methods During Remedial Amendment Period. In order to clarify the ADP testing methods used, the Plan is amended in the following respects:

(a) Section 4.3(c)(1) is amended by changing “Effective for Plan Years beginning after December 30, 2001” to “Effective for the December 31, 2001 through December 30, 2002 Plan Year”.

(b) Section 4.3(c)(2) is amended by changing “For Plan Years beginning after December 31, 1996 and before December 31, 2001,” to “For Plan Years beginning after December 31, 1996 and before December 31, 2001 and for Plan Years beginning after December 30, 2002,”.

(c) Section 4.3(b) is amended in its entirety effective December 31, 2002 to read as follows:

(b) QNEC.

(1)	The Employer, in its sole discretion, may contribute, for allocation to the Section 401(k) Salary Deferral Accounts of those Participants entitled under (2) below to receive an allocation, such amount as it determines appropriate to satisfy the nondiscrimination test of section 401(k)(3) of the Code and (c) below. Any such contribution shall be allocated as of the last day of the Plan Year for which the Employer makes the contribution.

(2)

Participants who are Employees at any time during the Plan Year and who are not Highly Compensated Employees shall be qualified to receive an allocation of any contribution under (1) above for a Plan Year; provided that any such contribution shall be allocated by making the maximum permissible allocation permitted under Article 5 beginning with the Participant with the least Section 415 Compensation (as defined in Section 5.1(d)) and continuing such maximum permissible allocation to each such Participant in order of Section 415 Compensation (least Section 415 Compensation to greatest Section 415 Compensation) until the entire contribution is allocated.

This type of contribution is nonforfeitable when made (see Section 6.1(c)) and is subject to the withdrawal and distribution limitations of Section 8.6.

11. Transfer from AmeriBank Pension Plan. Article 4 is amended effective December 30, 2003 by adding a new Section 4.10 to read as follows:

4.10 Transfer of Excess Plan Assets from the AmeriBank Pension Plan. After satisfaction of all liabilities of the terminated AmeriBank Pension Plan (the “AmeriBank Plan”) the sponsor of which is Fifth Third Bank, Indiana, an Affiliate, and before (or instead of) accepting a reversion of excess assets from the AmeriBank Plan, the Employer may transfer directly to the Plan, and the Plan shall accept, such excess assets as the Employer elects. Such transferred excess assets shall be allocated at the Employer’s discretion either as matching contributions under Section 4.4, profit sharing contributions under Section 4.2 or performance reward contributions under Section 4.9, reducing the amount the Employer would otherwise contribute under such Sections. Such allocation shall occur in the year of transfer and shall satisfy the requirements of Sections 401(a)(4) and 415 of the Code.

This Section 4.10 is intended to comply with Section 4980 of the Code and Revenue Ruling 2003-85.

12. Adoption of Required Minimum Distribution Model Amendment. Section 9.9 is amended by changing the heading to read “Minimum Distributions under 2001 Proposed Regulations” and a new Section 9.10 is amended effective January 1, 2003 to read as follows:

9.10 New Minimum Distribution Requirements.

(a) General Rules.

(1) Effective Date. The provisions of this Section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(3) Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

(4) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2) Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 9.10(b)(2), other than Section 9.10(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 9.10(b)(2) and Section 9.10(d), unless Section 9.10(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 9.10(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.10(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.10(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.10(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury Regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.10(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 9.10(d)(l).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.10(b)(2)(A), this Section 9.10(d)(2) will apply as if the surviving spouse were the Participant.

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.9 of the Plan and is the designated Beneficiary under section 401 (a)(9) of the Code and section 1.401 (a)(9)- 1, Q&A-4, of the Treasury Regulations.

(2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.10(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(4) Participant’s Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The

Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. The date specified in Section 8.5(d)(2) of the Plan.

IN WITNESS WHEREOF, the undersigned Director of Legal/Human Resources of Fifth Third Bank has caused this Amendment to be adopted as of this 24th day of December, 2003.

FIFTH THIRD BANK

BY:	/s/ Paul L. Reynolds
Paul L. Reynolds Director of Legal/Human Resources

NINTH AMENDMENT

TO

THE FIFTH THIRD BANCORP MASTER

PROFIT SHARING PLAN

(as amended and restated effective as of December 31, 2000)

Pursuant to the reserved power of amendment contained in Section 12.1 of The Fifth Third Bancorp Master Profit Sharing Plan (as amended and restated effective as of December 31, 2000) (the “Plan”), the Plan is hereby amended effective January 1, 2005 in the following respects:

1. A new Appendix XXI is added to the Plan in the form attached hereto, and the First National Bankshares of Florida, Inc. Salary Savings Plan is merged into the Plan as of January 1, 2005.

2. Appendix I is amended by adding the following line item in the chart immediately following the First-Mason Bank line item:

First National Bankshares of Florida, Inc. (and subsidiaries)	XXI	XXI

IN WITNESS WHEREOF, the undersigned Director of Legal/Human Resources of Fifth Third Bank has caused this Amendment to be adopted as of this 30th day of December, 2004.

FIFTH THIRD BANK

BY:
Paul L. Reynolds
Director of Legal/Human Resources

THE FIFTH THIRD BANCORP

MASTER PROFIT SHARING PLAN

APPENDIX XXI

FIRST NATIONAL BANKSHARES OF FLORIDA. INC. SALARY SAVINGS PLAN

1. Merger of First National Bankshares of Florida, Inc. Salary Savings Plan. Effective as of January 1, 2005 upon the merger of First National Bankshares of Florida, Inc. into Fifth Third Financial Corporation (the “Merger Date”), the First National Bankshares of Florida, Inc. Salary Savings Plan (the “FNB Plan”) is completely amended and restated and merged into this Plan. This Plan represents a continuation of the FNB Plan and contributions shall continue as provided in this Plan. Upon the merger, an individual who is not already a Participant (or Beneficiary) but who had an account in the FNB Plan on the Merger Date, shall become a Participant (or Beneficiary). The FNB Plan is a Predecessor Plan such that service taken into account under the FNB Plan shall count as service under Section 2.44 of this Plan.

2. Separate Accounting. The portion of a Participant’s Account attributable to his accrued benefit under the FNB Plan shall be separately accounted for under the Plan. A Participant shall have an FNB Account which, as of the Merger Date, shall be equal to his accounts under the FNB Plan as of such date. A Participant’s FNB Account shall be adjusted in accordance with Section 7.2 and shall not share in any contributions or forfeitures allocated under the Plan (ongoing contributions under the Plan instead are reflected in the subaccounts referred to in Article 4 of the Plan). There shall be maintained for each Participant (in addition to the subaccounts referred to in Section 2.1 of the Plan) such of the following subaccounts of his FNB Account as are necessary in order to separately account for the merger of the FNB Plan into the Plan:

(a) an “FNB 401(k) Account,” which is attributable to a Participant’s “Elective Deferral Contributions” under the FNB Plan, as adjusted in accordance with Section 7.2.

(b) an “FNB Qualified Matching Account,” which is attributable to “Qualified Matching Contributions” (“Matching Contributions” made on or after January 1, 2004) under the FNB Plan, as adjusted in accordance with Section 7.2.

(c) an “FNB Pre-2004 Matching Account,” which is attributable to “Matching Contributions” made before January 1, 2004 under the FNB Plan, as adjusted in accordance with Section 7.2.

(d) an “FNB Additional Contribution Account,” which is attributable to “Additional Contributions” under the FNB Plan other than such amounts credited to the FNB Pre-Spin-Off Additional Contribution Account, as adjusted in accordance with Section 7.2.

(e) an “FNB Pre-Spin-Off Additional Contribution Account,” which is attributable to “Additional Contributions” under the FNB Plan, which immediately after the spin- off of First National Bankshares of Florida, Inc. by F.N.B. Corporation, was invested in F.N.B. Corporation stock, as adjusted in accordance with Section 7.2.

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(f) an “FNB Rollover Account,” which is attributable to a Participant’s “Rollover Contributions” under the FNB Plan, as adjusted in accordance with Section 7.2.

The foregoing subaccounts shall be considered to be part of the Participant’s Account within the meaning of Section 2.1 of the Plan. A Participant’s FNB 401(k) Account and FNB Qualified Matching Account shall be subject to the withdrawal and distribution limitations of Section 8.6 of the Plan.

3. Investment of FNB Account.

(a) FNB Additional Contribution Account.

(1) ESOP. Subject to (2) below, the Plan Assets attributable to the FNB Additional Contribution Accounts shall be invested in the Fifth Third Stock Investment Option (as defined below).

(2) Diversification Election. Each Participant who has attained age 55 may elect the manner in which his FNB Additional Contribution Account is to be invested from among such investment funds as the Administrator directs be made available for this purpose. In all events, the Administrator shall direct that at least three investment funds be made available in addition to the Fifth Third Stock Investment Option (as defined below).

An investment election shall be made in such manner as the Administrator shall direct. The Administrator may prescribe rules consistent with the requirements of section 401(a)(28) of the Code including rules which limit the frequency of changes to elections, prescribe times for making elections, regulate the amount or increment a Participant may allocate to a particular fund, require or allow an election (or election change) to relate only to future allocations, and provide for the investment of an FNB Additional Contribution Account of a Participant who fails to make an investment election.

(b) Participant Investment Rights. A Participant shall have Participant-directed investment rights over his FNB 401(k) Account, FNB Qualified Matching Account, FNB Pre-2004 Matching Account, FNB Pre-Spin-Off Additional Contribution Account and FNB Rollover Account comparable to the Participant-directed investment rights described in Section 7.1(c)(2). Such Participant-directed investment rights applicable to a Participant’s FNB Account shall be administered separately from such comparable investment rights as are applicable to other subaccounts under the Plan. The Administrator shall determine the investment options to be made available for the FNB Accounts, which, initially may be some or all of the same investment options as are available under the FNB Plan as of the Merger Date. Such investment funds need not be the same as the investment funds made available for the investment of other subaccounts under the Plan. In all events, the Fifth Third Stock Investment Option, as described in (1) below, shall be one of the available investment options. In all events, the F.N.B. Corporation Stock Investment Option, as described and as restricted in (2) below, shall be one of the available investment options.

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(1) Fifth Third Stock Investment Option.

(A) General. The Fifth Third Stock Investment Option shall consist of common stock of Fifth Third Bancorp or a fund invested primarily in such shares. This represents a continuation of the investment option under the FNB Plan of qualifying employer securities (the First National Bankshares of Florida, Inc. common stock became common stock of Fifth Third Bancorp as of the Merger Date).

(B) Voting of Employer Securities. To the extent a Participant’s FNB Account is invested under the Fifth Third Stock Investment Option, the Participant (or in the event of his death, his Beneficiary) shall have the right to determine the manner in which his shares (or the shares represented by his interest in any such fund) are to be voted at each annual or special meeting of the shareholders of Fifth Third Bancorp and as to the manner in which any other right relating to such stock is to be exercised.

(C) ESOP Designation. The Fifth Third Stock Investment Option shall be part of the Plan’s stock bonus plan feature and employee stock ownership plan (as defined in section 4975(e)(7) of the Code) feature.

(D) ESOP Dividend Pass-Through Election. A Participant with an FNB Account (including any subaccount of his FNB Account) invested in the Fifth Third Stock Investment Option (or in the event of his death, his Beneficiary), shall have the right to elect, in accordance with instructions or procedures of the Administrator, or its delegate to either (1) leave such dividends in the Plan for reinvestment in common stock of Fifth Third Bancorp under the Fifth Third Stock Investment Option or otherwise, or (2) take the dividends in cash.

(2) F.N.B. Corporation Stock Investment Option.

(A) General. The F.N.B. Corporation Stock Investment Option shall consist of stock of F.N.B. Corporation or a fund invested primarily in such shares.

(B) Restrictions. No new investments (through investment transfers or otherwise) may be made into the F.N.B. Corporation Stock Investment Option. In accordance with rules or procedures established by the Administrator, a Participant may elect to transfer part or all of his FNB Account out of the F.N.B. Corporation Stock Investment Option and into other investment options as described at 3(b) above. However, such amounts may not be transferred back into the F.N.B. Corporation Stock Investment Option.

(C) Voting of F.N.B. Corporation Stock. To the extent a Participant’s FNB Account is invested in the F.N.B. Corporation Stock Investment Option, the Participant (or in the event of his death, his Beneficiary) shall have the right to determine the manner in which the shares are to be voted at each annual or special meeting of the shareholders of F.N.B. Corporation and as to the manner in which any other right relating to such stock is to be exercised.

4. Funding Entities. The Plan Assets attributable to the FNB Plan shall be held under such trusts and/or annuity contracts as the Employer, in its sole discretion, may establish or cause to be established or entered into for the purposes of carrying out the Plan. The

XXI - 3

Employer shall determine the form and terms of any such trust and/or annuity contract, from time to time, consistent with the objectives of the Plan, ERISA and any other applicable legal requirements, and may remove any trustee and/or insurance company and select a successor trustee or trustees and/or insurance company or may terminate any such trust and/or annuity contract. Any such trust or annuity contract so established and maintained is and shall be a part of the Plan.

5. Vesting.

(a) Fully Vested Accounts. A Participant’s rights to his FNB 401(k) Account, FNB Qualified Matching Account and FNB Rollover Account shall be nonforfeitable at all times.

(b) Vesting Schedule. A Participant shall have a nonforfeitable right to a percentage of his FNB Pre-2004 Matching Account, his FNB Pre-Spin-Off Additional Contribution Account and his FNB Additional Contribution Account on the basis of the number of his Vesting Years with which he is credited, pursuant to the following vesting schedule:

Vesting Years	Nonforfeitable Percentage
Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Upon and after a Participant’s attainment of age 62, if he is then in the service of the Employer or an Affiliate, he shall have a nonforfeitable right to his FNB Pre-2004 Matching Account, FNB Pre-Spin-Off Additional Contribution Account, and his FNB Additional Contribution Account. In addition, the provisions of Section 6.1(f)(2)(B) and (C), (3), (5) and (7) shall apply to a Participant’s FNB Pre-2004 Matching Account, FNB Pre-Spin-Off Additional Contribution and his FNB Additional Contribution Account.

(c) Other Vesting Provisions. Notwithstanding paragraph (b) above, a Participant whose position as an Employee was affected by the restructuring of F.N.B. Corporation and who was notified of such before August 20, 2003, shall be fully vested in his entire FNB Account provided his employment continued through the separation date set by his employer.

A Participant whose position is eliminated as a result of the affiliation of First National Bankshares of Florida, Inc. (and subsidiaries) with Fifth Third Bancorp and who receives a benefit under the First National Bankshares of Florida, Inc. Severance Pay Plan, shall be fully vested in his entire FNB Account.

XXI - 4

6. Hardship Withdrawals. In the event of a Participant’s incurrence of a hardship, he may make withdrawals from his
FNB 401(k) Account; provided however, the aggregate of any such withdrawals may not exceed the aggregate of his “Elective Deferral Contributions” under the FNB Plan. For purposes hereof, “hardship” means an immediate and heavy financial need of an Employee, which consists of one of the circumstances described in Sections 8.1(b)(2)(A), (B), (C) and (D) (but not (E)) of the Plan. A withdrawal based on financial hardship cannot exceed the amount required to satisfy that need (including taxes and penalties on the withdrawal). A withdrawal will be deemed necessary to satisfy an immediate and heavy financial need if and only if all of the following requirements are satisfied:

(a) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Employee;

(b) the Employee has obtained all withdrawals and distributions (other than hardship withdrawals) and all nontaxable loans currently available under all plans maintained by the Employer;

(c) the Plan, and all other plans maintained by the Employer, provide that the Employee’s elective contributions under section 401(k) of the Code and nondeductrible employee contributions will be suspended for at least 6 months after receipt of the hardship withdrawal; and

(d) the Plan, and all other plans maintained by the Employer, provide that the Employee may not make elective contributions under section 401(k) of the Code for the Employee’s taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under section 402(g) of the Code for such next taxable year less the amount of such Employee’s elective contributions for the taxable year of the hardship withdrawal.

Such a withdrawal shall be made in a single sum.

In the event of a hardship withdrawal hereunder, the Participant shall be suspended from making section 401(k) compensation reduction contributions and voluntary after-tax participant contributions for a period of 6 months.

7. In-Service Withdrawals After Age 59- 1/2. A Participant who has not terminated employment shall have the right to make withdrawals (of all or a portion) from his FNB Account if he has reached age 59 1/2. Such a withdrawal shall be made in a single sum.

8. Loans. Any outstanding loans as of the Merger Date shall continue to be administered in accordance with the terms of the FNB Plan prior to the Merger Date. A Participant may borrow from his FNB Account, excluding his FNB Additional Contribution Account. Loans shall be subject to Section 7.6 except as follows:

(a) Except for the maximum loan limit under Section 7.6(c), the limitations in Section 7.6 shall apply separately as between a Participant’s loan privilege from his FNB Account and his loan privileges from the remainder of his Account. As such, the minimum loan

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from a Participant’s FNB Account hereunder is $1,000 and the minimum loan from other available accounts under Section 7.6 is $1,000.

(b) A Participant may have up to two loans outstanding from his FNB Account and up to one loan outstanding from other available subaccounts under Section 7.6. No more than two loans from a Participant’s FNB Account shall be approved in any 12-month period.

(c) In addition to the other applicable limits under Section 7.6(c), a loan from the Participant’s FNB Account may not exceed 50 percent of his FNB Account, reduced by any outstanding loan balance on the date the new loan is made.

(d) The Administrator is authorized to administer the loan program as applied to the FNB Account and such administration may vary from the administration otherwise applicable to loans under Section 7.6.

9. Distribution of Employer Stock. Notwithstanding anything to the contrary contained in the Plan, to the extent the portion of a Participant’s FNB Account is invested in the common stock of Fifth Third Bancorp (or a fund consisting primarily of the common stock of Fifth Third Bancorp), the Participant (or in the event of his death, his Beneficiary) may elect, in accordance with rules and procedures established by the Administrator, to have shares of Fifth Third Bancorp stock distributed to him in any distributions of his FNB Account.

10. Distribution of F.N.B. Corporation Stock. Notwithstanding anything to the contrary contained in the Plan, to the extent the portion of a Participant’s FNB Account is invested in the common stock of F.N.B. Corporation (or a fund consisting primarily of the common stock of F.N.B. Corporation), the Participant (or in the event of his death, his Beneficiary) may elect, in accordance with rules and procedures established by the Administrator, to have shares of F.N.B. Corporation stock distributed to him in any distributions of his FNB Account.

11. Forms of Payment/Administration of Distributions.

(a) Separate Administration. The Administrator shall administer distributions of the FNB Account separately from distributions of the other subaccounts of the Participant’s Account; provided, however, the Participant’s entire Account (including his FNB Account) shall be taken into account for purposes of Sections 8.5(c)(l), 8.5(e) and 9.1(c) (regarding the $5,000 threshold for Participant consent and cash-out), and Sections 8.5(d), 9.4, 9.9 and 9.10 (regarding the required beginning date and minimum distributions).

(b) Qualified Joint and Survivor Annuity.

(1) Automatic Form of Payment. The form of payment of a Participant’s FNB Account shall be a Qualified Joint and Survivor Annuity (defined in (2) below) if:

(A) the Participant elects payment of benefits in the form of a life annuity, and

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(B) the Participant has not waived such Annuity pursuant to (3) below.

(2) Definition of Qualified Joint and Survivor Annuity.

(A) Married Participant. For a Participant who is married (including a Participant who is subject to an applicable qualified domestic relations order as described in section 414(p) of the Code), “Qualified Joint and Survivor Annuity” means an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Surviving Spouse which is one-half of the annuity payable during the joint lives of the Participant and such spouse, with installment refund.

(B) Single Participant. For a Participant who is not married, “Qualified Joint and Survivor Annuity” means an immediate annuity for the life of the Participant, with installment refund.

(C) Amount. The Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant’s nonforfeitable FNB Account balance.

(3) Waiver.

(A) Election Period. A Participant may waive the Qualified Joint and Survivor Annuity form of benefit at any time during a 90-day election period ending on the date as of which his benefit payments are to begin. Such a waiver must be in writing and must specify the optional form of benefit elected and the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable.

(B) Revocation. A Participant may also revoke any waiver under (A) above during the election period thereunder. There shall be no limitation on the number of such elections and revocations permitted during such election period.

(C) Written Explanation. The Administrator shall provide to each Participant, no less than 30 days and no more than 90 days, prior to the date as of which his benefit payments are to begin (and consistent with such regulations as the Secretary of Treasury may prescribe), a written explanation of:

(i) the terms and conditions of the Qualified Joint and Survivor Annuity,

(ii) the Participant’s right to make, and the effect of, an election under (A) above to waive the Qualified Joint and Survivor Annuity form of benefit,

(iii) the rights of the Participant’s spouse under (4) below,

(iv) the right to make, and the effect of, a revocation of an election under (B) above, and

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(v) the eligibility requirements, material features and relative values of any optional forms of benefit under the Plan.

To the extent permitted by Treasury Regulations or pronouncements of the Internal Revenue Service, the Administrator may permit the Participant to waive the 30-day limit and/or to provide such written explanation after the annuity starting date.

(4) Spousal Consent. A waiver of the Qualified Joint and Survivor Annuity shall not take effect with respect to a spouse of a Participant unless:

(A) such spouse consents in writing to such election, and such spouse’s consent:

(i) acknowledges the effect of such election,

(ii) acknowledges the specific Beneficiary or Beneficiaries, if any, to whom any death benefits under the Plan will be payable, which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse),

(iii) acknowledges the specific optional form of benefit elected which may not be changed without spousal consent (except back to the Qualified Joint and Survivor Annuity) (or the consent of the spouse expressly permits changes by the Participant without any requirement of further consent by the spouse), and

(iv) is witnessed by a Plan representative or a notary public; or

(B) it is established to the satisfaction of a Plan representative that the consent required under (A) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be provided in regulations of the Internal Revenue Service.

General consents referred to in the parentheticals under (A)(ii) and (iii) above must acknowledge that the spouse has the right to limit consent to a specific Beneficiary or Beneficiaries and a specific optional form or forms of benefit and that the spouse voluntarily elects to relinquish the rights so relinquished.

(c) Optional Forms of Benefit. In addition to the Qualified Joint and Survivor Annuity, a Participant may, by filing the proper form with the Administrator, elect to receive his vested FNB Account in any of the following forms:

(1) a single sum,

(2) a straight life annuity,

(3) a single life annuity with a certain period of 5, 10 or 15 years,

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(4) a single life annuity with installment refund,

(5) a survivorship life annuity with installment refund and a survivorship percentage of 50%, 66-2/3% or 100%,

(6) a fixed period annuity for any period of whole months which is not less than 60 and does not exceed life expectancy (as described in Section 9.5 of the Plan, without recalculation), and

(7) a full flexibility option in which the Participant elects the amount to be distributed each year, subject to a $1,000 minimum and subject to the minimum distribution rules of Section 9.10 of the Plan.

12. Preretirement Survivor Annuity.

(a) General. A Participant’s Surviving Spouse, if any, shall be entitled to a Preretirement Survivor Annuity if:

(1) the Participant dies before the commencement of benefit payments;

(2) prior to his death, the Participant elects payment of his FNB Account in the form of a life annuity; and

(3) the Participant and such Surviving Spouse were married throughout the 1-year period ending on the date of the Participant’s death or, if such Surviving Spouse is a former spouse treated as a Surviving Spouse pursuant to a qualified domestic relations order as described in section 414(p) of the Code, the Participant and such Surviving Spouse were married for at least 1 year.

(b) Definition of Preretirement Survivor Annuity. The “Preretirement Survivor Annuity” is an annuity which is for the life of a Participant’s Surviving Spouse with installment refund, in the amount of benefit that can be purchased with 100 percent of the Participant’s nonforfeitable FNB Account balance as of the date of his death, and under which annuity payments commence as of a date (not later than December 31 of the calendar year in which the Participant would have attained age 70 1/2) elected by such Surviving Spouse.

(c) Spouse’s Election of Lump Sum or Other Optional Form of Payment. A Surviving Spouse entitled to a Preretirement Survivor Annuity may elect to receive a lump sum payment of the amount that would otherwise be applied to the purchase of such Annuity or any Annuity that is an optional form of retirement benefit. Such election shall be in writing, shall acknowledge its effect, and shall be witnessed by a Plan representative or a notary public.

13. Balance of Death Benefit When Preretirement Survivor Annuity is Not Applicable. Upon the death of a Participant, prior to the commencement of benefit payments from his FNB Account, his Beneficiary shall be entitled to a benefit equal to his vested FNB Account if the Preretirement Survivor Annuity is not applicable because the Participant had not elected a life annuity, the Participant has no Surviving Spouse or if the Surviving Spouse dies before the Preretirement Survivor Annuity commences. Payment to the Beneficiary shall be in a

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single sum distribution or any annuity that is an optional form of benefit (except the full flexibility option shall not be available if the Beneficiary is not the spouse of the deceased Participant). The payment of a Participant’s FNB Account upon his death shall be administered separately from the payment upon death of his other subaccounts under the Plan. A separate Beneficiary designation form shall be used for the FNB Account and any such forms on file for the FNB Plan as of the Merger Date shall be controlling with respect to his FNB Accounts under this Plan unless and until revoked or replaced in accordance with Plan procedures. The Beneficiary designation form used for the Plan subaccounts other than the FNB Accounts shall not be relevant as to the disposition of the FNB Accounts.

14. Application of Forfeitures. Any forfeitures under the FNB Plan that have not been applied pursuant to the provisions of that plan as of the Merger Date, shall be applied as provided in Section 6.2 of this Plan.

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